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                                                                   Exhibit 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Barringer Technologies Inc.
New Providence, New Jersey

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 1996, relating to the consolidated financial statements of Barringer Technologies Inc.
for the year ended December 31, 1995, also included in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

Woodbridge, New Jersey
October 8, 1996